UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549


FORM 8-K


CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities
Exchange Act of 1934

Date of Report (Date of earliest event
reported): March 9, 2011,


WINSONIC DIGITAL MEDIA GROUP, LTD.
(Exact name of registrant as specified in its charter)

(State of
Incorporation)
  Nevada

(Commission File
Number)000-32231

(IRS Employer
Identification
No.)52-2236253

2500 Anthem Village Drive, Suite 200
Henderson, NV 89052
(Address of principal executive offices) (Zip Code)

702-804-0744  404-223-2301
(Registrant?s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

Written communications pursuant to Rule 425 under the Securities Act

Soliciting material pursuant to Rule 14a-12 under the Exchange Act

Pre-commencement communications pursuant to Rule 14d-
2(b) under the Exchange Act

Pre-commencement communications pursuant to Rule 13e-
4(c) under the Exchange Act

In light of uncertain economic conditions and market volatility, WinSonic Digital Media Group, Ltd. (WDMG), WinSonic Digital Cable Systems Network, Ltd. (WDCSN) is taking this opportunity to update shareholders on material events.

The Companies continues to focus their efforts on growing existing markets, identifying additional market opportunities, product development and reducing expenses. Management believes that in spite of difficulties in the current economic environment it will survive.

It should be noted that 3rd quarter 2010,4th quarter 2010, and 1st quarter 2011.WinSonic Digital Cable Systems Network
Corp has taken significant steps to reduce debt, human resources, and over head expense in order to keep WinSonic Digital Media Group, Ltd. Network platform going.

Whereas, in third quarter of 2010 a funding commitment from Roswell Capital Partners begin to spark intrest from credtors to begin talking with the company about use of proceeds plans.
It still remain unclear why many creditors beging to persue Roswell Capital Partners to try and discourage them from working with the company. Even after a few WDMG share holders executed a couple of convertible notes third and fourth quarter 2010 to help the company and the CEO to engage a accounting firm, CPA, senior accounting manager, and CFO of WinSonic Digital Cable Systems Network in completing the 2008,2009,and 2010 10ks also on October 26, 2010 the Company agreed with Hancock Askew & Co LLP, as its independent registered public accounting firm to review and audited the Company's financial statements for the 2008, 2009, 2010 years ended
December 31 provided that they are retained before work starts. Also a Shareholder help the CEO retain a lawyer to help and asst him with Chapter 13 filing which was a effort to set a plan to repay personal and company debt that the CEO personally guaranteed.
However this plan was not accepted by the trustee after the 341 meeting of creditors held 4th quarter 2010. The 341 hearing was over whelmed with WinSonic Digital Media Group, Ltd. Creditors, former employees, and the CEO creditors and because of the over whelming ruling the trustee move a motion to convert the CEO case into a Chapter 7 which is now in process. The board has determined to disclose to the Shareholders a material event
Regarding the Chairman CEO Chapter 13 and Chapter 7 proceedings regarding over 7.9 million of the company debt and judgments that the Chairman CEO founder personally stood behind for the company i.e. Network operations, taxes,employees, convertible notes, loans payables etc.

Media and Entertainment.com, Inc., the Public Company was incorporated on April 27, 2000. On October 7, 2004, the
Public Company consummated an Agreement and Plan of Reorganization to acquire all of the outstanding capital stock of WinSonic Holdings, Ltd., a closely held private company the WinSonic Transaction. Prior to the WinSonic Transaction, the Public Company had no operations or assets and 23,956,138 shares of common stock issued and outstanding. On September 14, 2000, Media and Entertainment, Inc. changed its name to Media and Entertainment.com, Inc., and on November 24, 2004, Media and Entertainment.com, Inc. changed its name to WinSonic Digital Media Group, Ltd. The Company holds a 49% equity interest in
WinSonic Diversity, LLC and 27 per cent of the Native American Television Network; and through acquisitions owns 100% of its three subsidiaries Automated Interiors, LLC,
Tytess Design and Development, Inc., and WinSonic Digital Store, Ltd.

The Company acquired Automated Interiors, LLC Automated Interiors, a Georgia limited liability company effective April 18, 2006. Automated Interiors is a systems integration company, which plans and engineers the installation of electronic components to facilitate smart homes and buildings.
WinSonic Diversity, LLC WinSonic Diversity was formed on
May 22, 2006 in the State of Georgia by the Company and Mr.
Winston Johnson, the Chairman and CEO of the Company.
The Company owns 49% of the equity interests of WinSonic Diversity and Mr. Johnson owns the remaining 51% of the equity interests. WinSonic Diversity is focused on developing urban and rural communities by providing resources and services that improve quality of life. The Company acquired Tytess Design and Development, Inc. Tytess, a Georgia corporation,on November 2, 2006.
Tytess provides architectural, engineering, construction and construction management services to residential and commercial customers. The Company acquired DV Photo Shop on November 20, 2006. Following the acquisition, the Company changed the name of DVPhoto Shop to WinSonic Digital Store, Ltd. the
Digital Store, and incorporated it in the State of Georgia on December 8, 2006.The Digital Store is an urban retail store located at Centennial Tower, 101 Marietta Street, Atlanta, Georgia, and specializes in photography development, digital photography and the sale of mobile phones, accessories, and wireless communications services. On November 20, 2007, WinSonic McCrary, LLC WinSonic McCrary, a newly-created Georgia limited liability company and wholly owned subsidiary of WinSonic Diversity,entered into an Asset Purchase Agreement with Colonel McCrary Trucking, LLC Colonel McCrary, a Georgia limited liability company, and all of the members of Colonel McCrary.Pursuant to the Asset Purchase Agreement,
Colonel McCrary was to sell substantially all of its assets to WinSonic McCrary and WinSonic McCrary was to assume and discharge certain liabilities and indebtedness of Colonel McCrary. The closing of the transaction did not take place in accordance with the Asset Purchase Agreement.
As a result, following discussions among the parties, the Asset Purchase Agreement expired in accordance with its terms.
On January 22, 2008, WinSonic Digital Media Group, Ltd.
the Company entered into a Stock Purchase Agreement the SPA with Tap It, Inc., a Delaware Corporation Tap It pursuant to which the Company agreed to purchase 2,291,667 shares of Tap Its common stock the Initial Shares for $550,000 the Purchase Price. The Company intended to purchase the Initial Shares on January 31, 2008. In addition to the
Initial Shares, the SPA also gave the Company the option to purchase an additional 6,041,667 shares of Tap Its common stock at various times until August 1, 2008. The initial closing of the SPA did not occur as scheduled.
As a result, following discussions among the parties, the SPA was terminated. On March 20, 2008, the Company entered into a rights agreement with Blue Pie Productions
Pty Ltd BPP pursuant to which BPP granted the Company an exclusive license to reproduce, commercialize, maintain and market select BPP products,goods and services within the United States and Canada. In consideration for the license, the Company agreed to pay a total of $200,000, due and payable forty-five days after the Company files its Annual
Report on Form 10-K for the year ended December 31, 2007.
The license is granted for a period of 36 months and can be extended at any time. BPP may terminate the Agreement upon the occurrence of certain events, including the Companys failure to meet specified sales targets.

In 2007-2009, the corporate operating expenses totaled approximately $10.9 million and were comprised of many non-cash items and some unique one-time items, which are detailed as follows this averaged approximately
$186,000 per month and was comprised of the following items Legal expense of approximately $32,000, Auditing and other public reporting expenses of $19,500, Rent, WinSonic network, and utilities of approximately $73,000, Accounting temporary assistance and recruiting fees of approximately
$10,500, WDCSN consulting expenses for network and programming costs of $10,000, Various office and miscellaneous expenses accounted for the balance of approximately $41,000.

These expenses decreased by the 4th quarter of 2009 to approximately $80,000 per month,including an increase in legal fees to approximately $16,000, related to acquisition and private placement work performed by outside counsel after the departure of Janice Alford, and Yari Lawson the companys internal legal and business affairs person

Bad debt expense. This was a non-cash expense related to the recognition of uncollectible accounts receivable related to AI and Bill Mann. Payroll expense. Monthly payroll expense averaged $328,000 for the year-ended
December 31, 2007 with a decrease for the last two years of the year to an average of approximately $55,000 per month.
Due to the elimination of personnel and the deferral accrual, the monthly payroll and payroll related expense number decreased and has remained at the $35,000 level.
Payroll tax penalties. The payroll tax penalties accrued in 2007 totaled $236,000 for back payroll taxes that are due.
The amount is included in the approximate $920 thousand that is currently payable related to payroll taxes from AI, Tytess, WDMG, and other related deals. The
Company is currently in the process of negotiating payments with tax authorities and is making payments. Severance accrual. Severance totaling $1.8 million was accrued during 2007 and relates to employees terminated with severance provisions in their original offer letters. This provision relates to all employees hired prior to 1st quarter 2007. While the Company believes the ultimate settlement with each employee may not require payment of severance benefits, this potential expense is recorded on the books. No current employees have severance provision in their offerletters,which were reissued
January 2008 to 2010 at the time of the salary adjustments.
Stock based compensation.Approximately $2.0 million in non-cash expense was incurred for 2007 to 2009 related to the vesting of stock options that were granted to employees at the time they were hired. These expenses are recognized at the fair value of the options granted over the vesting period as additional payroll expense. The benefit of the options being vested for the employees is the possibility they will exercise these options by writing a check to the Company to purchase WDMG stock directly from the company.
Consulting services-related party. This is a non-cash expense that relates to the fair value of shares of stock issued to stockholders for consulting services related to monies raised during the year. Depreciation and amortization. The depreciation and amortization expense was $124,000, a non-cash item related to historical capital asset purchases.
There was a slight decrease to the prior year due to fully depreciated items. In summary, of the $10.9 million in operating expenses 2007-2009, there was approximately$4,800,000 in non-cash and one-time items bad debt expense, payroll tax penalties, severance accrual, stock-based compensation,consulting and depreciation. With the termination of personnel, adjustment of salaries on a forward looking basis and the elimination of certain nonessential expenses, the on-going burn rate for operating expense is estimated to approximate $25,000 a month prior to legal and audit fees.Other Income
Expense Other income and expense was approximately $8.6 million and was comprised of primarily noncash items. Interest expense.
This totaled approximated $7.3 million and is primarily non-cash interest.The interest expense relates to required accounting treatment for discounted convertible debt with detachable warrants and shares or additional warrants issued in connection with financing transactions.Impairment of goodwill. The non-cash expense of $720,000 related to impairment of goodwill is associated with the acquisition of AI, and Tytess. Based on the required annual assessment, goodwill for 2007 it was determined that goodwill recorded at the time of the Tytess purchase had been impaired and the appropriate write off was recorded.Unrealized gain loss on derivatives and warrant liabilities. This non-cash item related to the mark-to-market adjustment related to the 2004 convertible notes and warrants was a favorable $575,000 impact resulting from the variable nature of the conversion price of these items. There is currently one note that remains outstanding with this issue.
Legal settlement costs. The net legal settlement amount of approximately $1,764,000 represents the expense related to certain lawsuits that were primarily settled for stock during the years 2007, 2008, 2009, and 2010.

Effective June 22, 2007, the Company increased the number of shares of common stock the Company is authorized to issue from 50,000,000 to 200,000,000 and increased the number of shares of preferred stock the Company is authorized to issue from 5,000,000 to 20,000,000. During the six months ended June 30, 2008, the Company issued 7,834,445 restricted shares of the Companys common stock valued at $2,559,312 in connection with certain financing transactions the costs of 1,800,000 of these shares were accrued as financing costs at December 31, 2007. In addition, approximately 19 holders of the Companys convertible debentures were contacted and agreed in writing to convert their debentures into restricted shares of the Companys common stock at $0.20 per share Convertible Debentures for further details regarding these conversions.
Based on these agreements, the Company converted $503,825 of principal and $31,438 of accrued interest on these debentures in exchange for the issuance of 2,676,633 restricted shares of the Companys common stock. During the six months ended June
30, 2008, the Company issued an aggregate of 1,050,000 restricted shares valued at $411,500 of its common stock as payment for consulting services. During the six months ended June 30, 2008, the Company issued an aggregate of 1,500,000 restricted shares valued at $465,000 of its common stock in connection with the DVerb acquisition.
During the six months ended June 30, 2008, the Company issued 851,666 and 1,035,534 restricted shares of the Companys common stock in connection with the exercise of stock options and warrants. The proceeds from the exercise of these options and warrants totaled $315,623.
During the six months ended June 30, 2008, the Company issued an aggregate of 1,537,962 restricted shares valued at $538,287 of its common stock as payment for employee salaries. During the year ended December 31, 2007, the Company issued 500,000 shares of the Companys restricted common shares in anticipation of closing a financing transaction which did not materialize. The shares were canceled in January 2008. During the year ended December 31, 2007, the Company also issued 700,000 shares of the Companys restricted common shares to reimburse the CEO for certain financing transactions in excess of the correct amount of shares. The shares were canceled in March 2008.
The Company also canceled 1,146,593 shares of its restricted common stock previously issued in connection with the Tytess acquisition. The Company recorded the transaction at par value and no gain or loss was recognized by the Company.

Notice of Appointment of Interim Trustee Neil C. Gordon, and Rescheduled Meeting of Creditors. Filed by Martin P. Ochs on behalf of Donald F. Walton, United States Trustee. CEO
341 Meeting to be held on April 5,2011 at 03:30 PM at Hearing Room 368, Atlanta. In addition,
WinSonic Digital Cable Systems Network anticipates bringing current outstanding balance with Carbo Investments in order to retire its corporate debt.Once the funding initiative is completed the company will be poised for solid growth in 2011 and beyond.